UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2021

LOWE’S COMPANIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowes Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	LOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2021, Lowe’s Companies, Inc. (the “Company”) entered into a Third Amended and Restated Credit Agreement (the “Third Amended and Restated Credit Agreement”) with Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, U.S. Bank National Association and Wells Fargo Bank, National Association, as co-syndication agents and letter of credit issuers, Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Barclays Bank PLC, as co-documentation agents, and the other lenders party thereto, which Third Amended and Restated Credit Agreement amends and restates that certain Second Amended and Restated Credit Agreement, dated as of September 10, 2018, by and among the Company, Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, U.S. Bank National Association, as syndication agent and a letter of credit issuer, Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as co-documentation agents, and the other lenders party thereto, to provide for a $2 billion unsecured revolving credit agreement (as amended and restated, the “2021 Credit Agreement”), maturing on December 14, 2026.

Also on December 14, 2021, the Company entered into Amendment No. 1 to Credit Agreement (“Amendment No. 1”) with Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, and the other lenders party thereto, which Amendment No. 1 amends that certain Credit Agreement, dated as of March 23, 2020, by and among the Company, Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, U.S. Bank National Association, as syndication agent and a letter of credit issuer, Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as co-documentation agents, and the other lenders party thereto, to provide for a $2 billion unsecured revolving credit agreement (as amended, the “2020 Credit Agreement” and, together with the 2021 Credit Agreement, the “Credit Agreements” and each a “Credit Agreement”), maturing on March 23, 2025. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Credit Agreements.

Bank of America, N.A. will act as the administrative agent for each of the Credit Agreements, U.S. Bank National Association and Wells Fargo Bank, National Association will act as co-syndication agents for each of the Credit Agreements, and Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Barclays Bank PLC will act as co-documentation agents for each of the Credit Agreements.

Subject to obtaining commitments from the lenders and satisfying other conditions specified in the Credit Agreements, the Company may increase the aggregate availability under each of the Credit Agreements by an additional $500 million. The Company may request borrowings under each of the Credit Agreements that are denominated in any of the following currencies: U.S. Dollar, Euro, Sterling, Canadian Dollar and such other currencies as are approved by the administrative agent and the lenders in accordance with the Credit Agreements.

Borrowings under each of the Credit Agreements will bear interest, at the Company’s option, calculated according to a Base Rate or a Eurocurrency Rate, as the case may be, plus an applicable margin. Depending on the Company’s credit ratings at the time of the borrowing, the applicable margin on a Base Rate Loan ranges from 0.000% to 0.100% and the applicable margin on a Eurocurrency Rate Loan ranges from 0.690% to 1.100%. At the Company’s current credit ratings, the applicable margin would be 0.000% for a Base Rate Loan and 0.910% for a Eurocurrency Rate Loan.

In addition, under each of the Credit Agreements, the Company must pay (i) a facility fee on the lenders’ aggregate commitments under the Credit Agreement ranging from 0.060% to 0.150% per annum, depending on the Company’s credit ratings, and (ii) a letter of credit fee for the outstanding letters of credit under the Credit Agreement ranging from 0.690% to 1.100% per annum, depending on the Company’s credit ratings. At the Company’s current credit ratings, the facility fee would be 0.090% of the aggregate commitments of the lenders (regardless of whether any borrowings are outstanding), and the letter of credit fee for an outstanding letter of credit would be computed at 0.910%. As of the date hereof, there are no outstanding borrowings under the Credit Agreements.

The Credit Agreements contain customary representations, warranties and covenants for transactions of this type, including a financial covenant requiring the Company to maintain at the end of each fiscal quarter a ratio of Consolidated Adjusted Funded Debt to Consolidated EBITDAR that does not exceed 4.00 to 1.00.

The Credit Agreements also contain customary events of default, including a cross-default provision and a change of control provision. In the event of a default, the administrative agent shall, at the request of, or may, with the consent of, the required lenders, declare the obligations under the Credit Agreements immediately due and payable and the commitments of the lenders may be terminated. For certain events of default relating to insolvency and receivership, the commitments of the lenders are automatically terminated and all outstanding obligations become due and payable.

The foregoing description of the Credit Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amended and Restated Credit Agreement and Amendment No. 1, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Certain lender parties to the Credit Agreements and certain of their respective affiliates have performed in the past, and may from time to time perform in the future, banking, investment banking and/or other advisory services for the Company and its affiliates for which they have received, and/or will receive, customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 and included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On December 15, 2021, the Company issued a press release in connection with its 2022 Financial Outlook webcast, reiterating its outlook for operating results for full year 2021 as previously released and now providing its outlook on Return on Invested Capital, and providing its 2022 full year outlook. In its press release, the Company also announced that the Board of Directors authorized a new $13 billion share repurchase program, pursuant to which the Company may, from time to time, purchase shares of its common stock. This new repurchase program has no expiration date and adds to the previous program’s balance, which was $7.3 billion as of December 14, 2021. The Company now has total share repurchase authorization of approximately $20 billion. Subject to market conditions, share repurchases may be executed through open market transactions or through private off-market transactions in compliance with the requirements of the Securities and Exchange Commission. The Company’s repurchase program may be suspended, discontinued or resumed at any time.

A replay of the 2022 Financial Outlook webcast, including the accompanying slides, will be archived on ir.lowes.com. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

This information, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement, dated as of December 14, 2021, by and among Lowe’s Companies, Inc., Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, U.S. Bank National Association and Wells Fargo Bank, National Association, as co-syndication agents and letter of credit issuers, and Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Barclays Bank PLC, as co-documentation agents, and the other lenders party thereto.

10.2	Amendment No. 1 to Credit Agreement, dated as of December 14, 2021, by and among Lowe’s Companies, Inc., Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, and the other lenders party thereto.

99.1	Press Release, dated December 15, 2021, reiterating full year 2021 outlook and now providing outlook on Return on Invested Capital, providing full year 2022 outlook, and announcing new share repurchase program.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2021	LOWE’S COMPANIES, INC.

	By:	/s/ Dan C. Griggs, Jr.
	Name:	Dan C. Griggs, Jr.
	Title:	Senior Vice President, Tax and Chief Accounting Officer